EXHIBIT 23.1


                    CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 6, 1998, which appears on page 33 of the 1997 Annual Report to Shareholders of Gadzooks, Inc., which is incorporated in Gadzooks' Annual Report on Form 10-K for the year ended January 31, 1998.

                                   /s/ PricewaterhouseCoopers LLP
                                        Dallas, Texas
                                        August 6, 1998